                                                                    Exhibit 99.1

Release:   Immediate

Contact:   Paul Bowman (investment community)     David Miller (editorial/media)
           (408)563-1698                          (408)563-9582

                       APPLIED MATERIALS ANNOUNCES RESULTS
                         FOR FOURTH FISCAL QUARTER 2004
             New Orders of $2.62 Billion; Net Sales of $2.20 Billion

      SANTA CLARA, Calif., November 17, 2004 -- Applied Materials, Inc., the world's largest supplier of wafer fabrication solutions to the global semiconductor industry, reported results for its fourth fiscal quarter ended October 31, 2004. Net sales were $2.20 billion, down 1 percent from $2.24 billion for the third fiscal quarter of 2004, and up 80 percent from $1.22 billion for the fourth fiscal quarter of 2003. Gross margin for the fourth fiscal quarter of 2004 was 46.6 percent, down from 47.4 percent for the third fiscal quarter of 2004 and up from 40.5 percent for the fourth fiscal quarter of 2003. Net income for the fourth fiscal quarter of 2004 was $455 million, or $0.27 per share, up from net income of $441 million, or $0.26 per share, for the third fiscal quarter of 2004, and up from net income of $15 million, or $0.01 per share, for the fourth fiscal quarter of 2003. The results of the fourth fiscal quarter of 2004 include litigation settlements and a favorable tax rate adjustment due primarily to changes in export tax benefits and the global effective tax rate with respect to foreign operations.

      The company's ongoing net income was $455 million, or $0.27 per share, for the fourth fiscal quarter of 2004, up from $441 million, or $0.26 per share, for the third fiscal quarter of 2004, and up from $95 million, or $0.06 per share, for the fourth fiscal quarter of 2003. Ongoing results for the third and fourth fiscal quarters of 2004 were the same as reported net income.

      New orders of $2.62 billion for the fourth fiscal quarter of 2004 increased 7 percent from $2.46 billion for the third fiscal quarter of 2004, and increased 105 percent from $1.28 billion for the fourth fiscal quarter of 2003. Regional distribution of new orders for the fourth fiscal quarter of 2004 was:
Taiwan 25 percent, Japan 20 percent, North America 17 percent, Korea 16 percent, Southeast Asia and China 11 percent, and Europe 11 percent. Backlog at the end of the fourth fiscal quarter of 2004 was $3.37 billion, compared to $2.99 billion at the end of the third fiscal quarter of 2004.

      During the fourth fiscal quarter of 2004, the company repurchased 31 million shares of common stock at an average price of $16.13 per share for an aggregate purchase price of $500 million.

      "We are pleased with our financial performance this quarter and our strong growth for this fiscal year," said Mike Splinter, president and chief executive officer. "Our team delivered solid results with increased orders driven by customer demand for our industry-leading 300mm and sub-100 nanometer products."

                                     -more-

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 2 of 7

      The company also announced its results for its fiscal year ended October 31, 2004. Fiscal 2004 new orders were $8.98 billion, a 108 percent increase from fiscal 2003 new orders of $4.32 billion. Net sales for fiscal 2004 were $8.01 billion, a 79 percent increase from fiscal 2003 net sales of $4.48 billion. Net income for fiscal 2004 was $1.35 billion, or $0.78 per diluted share, up from a loss of $149 million, or $0.09 loss per share, for fiscal 2003.

      "We introduced 10 breakthrough products in critical technology areas for transistors, interconnects, defect review and flat panel displays, as well as new service products," Splinter continued. "Applied Materials increased its market share in a number of its core product areas and won customer awards for outstanding reliability and quality.

      "As the fourth quarter progressed, some customers became more cautious in response to inventory concerns, slowing their 200mm investments," said Splinter. "Even with these near-term market challenges, we believe our customers will continue to invest in advanced technology and 300mm manufacturing. We remain focused on translating our proven product and process expertise into cost-effective, innovative solutions for our customers," concluded Splinter.

      Reconciliations of reported results of operations under U.S. Generally Accepted Accounting Principles (GAAP) to ongoing results are included as a supplement to this press release. Due to the amount of charges incurred in prior periods as a result of realignment activities, Applied Materials believes that ongoing results are useful to investors because they reflect baseline performance exclusive of charges associated with realignment activities. Ongoing results are the primary indicator used by Applied Materials' management to plan and forecast future periods. These non-GAAP measures are neither in accordance with, nor an alternative for, GAAP, and may be materially different from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP.

      This press release contains forward-looking statements, including, but not limited to, those relating to customers' investments, market conditions, and the company's strategic position and business outlook. Forward-looking statements may contain words such as "expect," "anticipate," "believe," "may," "should," "will," "estimate," "forecast," "see," or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, but are not limited to: the sustainability of demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and semiconductors, and geopolitical uncertainties; customers' capacity requirements, including capacity utilizing the latest technology, which depend in part on customers' inventory levels relative to demand for their products; the timing, rate, amount and sustainability of capital spending for new technology, such as 300mm and sub-100 nanometer applications; the company's ability to develop, deliver and support a broad range of products and services on a timely

                                     -more-

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 3 of 7


basis; the company's successful and timely development of new markets, products, processes and services; the company's ability to timely satisfy manufacturing requirements; the company's ability to maintain effective cost controls and to timely align its cost structure with business conditions; the successful integration and performance of acquired businesses; the effectiveness of strategic transactions; changes in management; and other risks described in Applied Materials' Securities and Exchange Commission filings. All forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update the forward-looking statements in this press release.

      Applied Materials will be discussing its fourth quarter and fiscal 2004 results, along with its outlook for the first fiscal quarter of 2005, on a conference call today beginning at 1:30 p.m. Pacific Time. A webcast of the conference call will be available on Applied Materials' web site under the "Investors" section.

      Applied Materials, Inc. (Nasdaq: AMAT) is the largest supplier of equipment and services to the global semiconductor industry. Applied Materials' web site is http://www.appliedmaterials.com.

                                       ###

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 4 of 7

                             APPLIED MATERIALS, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                 Three Months Ended          Fiscal Year Ended
---------------------------------------------------------------------------------------------------
                                             October 26,   October 31,   October 26,    October 31,
(In thousands, except per share amounts)        2003          2004          2003           2004
---------------------------------------------------------------------------------------------------
Net sales                                    $ 1,220,998   $ 2,203,348   $ 4,477,291    $ 8,013,053
Cost of products sold                            726,627     1,176,145     2,872,836      4,311,808
                                             -----------   -----------   -----------    -----------
Gross margin                                     494,371     1,027,203     1,604,455      3,701,245

Operating expenses:
     Research, development and engineering       227,950       248,272       920,618        991,873
     Marketing and selling                        71,283       108,490       325,189        394,376
     General and administrative                   77,370       106,100       300,676        357,245
     Restructuring, asset impairments and
       other charges                             113,504             -       371,754        167,459
     Litigation settlements, net                       -        26,627             -         26,627
                                             -----------   -----------   -----------    -----------
Income/(loss) from operations                      4,264       537,714      (313,782)     1,763,665

Interest expense                                  11,690        15,906        46,875         52,877
Interest income                                   29,342        36,100       149,101        118,462
                                             -----------   -----------   -----------    -----------
Income/(loss) before income taxes                 21,916       557,908      (211,556)     1,829,250

Provision for/(benefit from) income taxes          6,465       102,900       (62,409)       477,947
                                             -----------   -----------   -----------    -----------
Net income/(loss)                            $    15,451   $   455,008   $  (149,147)   $ 1,351,303
                                             -----------   -----------   -----------    -----------

Earnings/(loss) per share:
     Basic                                   $      0.01   $      0.27   $     (0.09)   $      0.80
     Diluted                                 $      0.01   $      0.27   $     (0.09)   $      0.78

Weighted average number of shares:
     Basic                                     1,671,926     1,683,671     1,659,557      1,688,121
     Diluted                                   1,715,763     1,703,331     1,659,557      1,721,645
---------------------------------------------------------------------------------------------------

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 5 of 7

                             APPLIED MATERIALS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                         October 26,     October 31,
(In thousands)                                              2003            2004
------------------------------------------------------------------------------------
ASSETS

Current assets:
    Cash and cash equivalents                           $  1,364,857    $  2,281,844
    Short-term investments                                 4,128,349       4,296,152
    Accounts receivable, net                                 912,875       1,670,153
    Inventories                                              950,692       1,139,368
    Deferred income taxes                                    782,823         610,095
    Other current assets                                     231,177         283,907
                                                        ------------    ------------
Total current assets                                       8,370,773      10,281,519

Property, plant and equipment                              3,094,427       2,953,130
Less: accumulated depreciation and amortization           (1,534,597)     (1,607,602)
                                                        ------------    ------------
      Net property, plant and equipment                    1,559,830       1,345,528

Goodwill, net                                                223,521         257,321
Purchased technology and other intangible assets, net         92,512          50,291
Other assets                                                  64,986         158,786
                                                        ------------    ------------
Total assets                                            $ 10,311,622    $ 12,093,445
                                                        ------------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                   $    105,292    $     45,864
    Accounts payable and accrued expenses                  1,319,471       1,895,061
    Income taxes payable                                     216,114         347,056
                                                        ------------    ------------
Total current liabilities                                  1,640,877       2,287,981

Long-term debt                                               456,422         410,436
Deferred income taxes and other liabilities                  146,289         133,001
                                                        ------------    ------------
Total liabilities                                          2,243,588       2,831,418
                                                        ------------    ------------

Stockholders' equity:
    Common stock                                              16,774          16,803
    Additional paid-in capital                             2,223,553       2,070,733
    Deferred stock compensation, net                          (1,543)            (96)
    Retained earnings                                      5,812,867       7,164,170
    Accumulated other comprehensive income                    16,383          10,417
                                                        ------------    ------------
Total stockholders' equity                                 8,068,034       9,262,027
                                                        ------------    ------------

Total liabilities and stockholders' equity              $ 10,311,622    $ 12,093,445
------------------------------------------------------------------------------------

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 6 of 7

                             APPLIED MATERIALS, INC.
  SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS - ONGOING BASIS

                                                                                Three Months Ended
----------------------------------------------------------------------------------------------------------------------------------
                                                         October 26, 2003                               October 31, 2004
                                             -------------------------------------------   ---------------------------------------
                                                            Special            Ongoing                   Special         Ongoing
(In thousands, except per share amounts)     Reported(1)    Items(2)           Results     Reported(1)   Items(3)        Results
----------------------------------------------------------------------------------------------------------------------------------
Net sales                                    $ 1,220,998   $         -       $ 1,220,998   $ 2,203,348   $         -   $ 2,203,348
Cost of products sold                            726,627             -           726,627     1,176,145             -     1,176,145
                                             -----------   -----------       -----------   -----------   -----------   -----------
Gross margin                                     494,371             -           494,371     1,027,203             -     1,027,203

Operating expenses:
     Research, development and engineering       227,950             -           227,950       248,272             -       248,272
     Marketing and selling                        71,283             -            71,283       108,490             -       108,490
     General and administrative                   77,370             -            77,370       106,100             -       106,100
     Restructuring, asset impairments and
      other charges                              113,504      (113,504) (a)            -             -             -             -
     Litigation settlements, net                       -             -                 -        26,627             -        26,627
                                             -----------   -----------       -----------   -----------   -----------   -----------
Income from operations                             4,264       113,504           117,768       537,714             -       537,714

Interest expense                                  11,690             -            11,690        15,906             -        15,906
Interest income                                   29,342             -            29,342        36,100             -        36,100
                                             -----------   -----------       -----------   -----------   -----------   -----------
Income before income taxes                        21,916       113,504           135,420       557,908             -       557,908

Provision for income taxes                         6,465        33,484 (b)        39,949       102,900             -       102,900
                                             -----------   -----------       -----------   -----------   -----------   -----------

Net income                                   $    15,451   $    80,020       $    95,471   $   455,008   $         -   $   455,008
                                             -----------   -----------       -----------   -----------   -----------   -----------

Earnings per share:
     Basic                                   $      0.01   $      0.05       $      0.06   $      0.27   $         -   $      0.27
     Diluted                                 $      0.01   $      0.05       $      0.06   $      0.27   $         -   $      0.27

Weighted average number of shares:
     Basic                                     1,671,926     1,671,926         1,671,926     1,683,671     1,683,671     1,683,671
     Diluted                                   1,715,763     1,715,763         1,715,763     1,703,331     1,703,331     1,703,331
----------------------------------------------------------------------------------------------------------------------------------

(1) Reported results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Special items for the fourth fiscal quarter of 2003 consisted of the following:

      a) Restructuring, asset impairments and other charges resulting from employee-related costs, the consolidation of facilities and impairment of certain assets associated with realignment activities.

      b)    The tax effect of special items.

(3) There were no special items for the fourth fiscal quarter of 2004. Therefore, ongoing results are the same as reported results of operations.

                                                         Applied Materials, Inc.
                                                               November 17, 2004
                                                                     Page 7 of 7

                             APPLIED MATERIALS, INC.
  SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS - ONGOING BASIS

                                                                               Fiscal Year Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                      October 26, 2003                               October 31, 2004
                                          ----------------------------------------       ------------------------------------------
                                                         Special         Ongoing                        Special          Ongoing
(In thousands, except per share amounts)  Reported(1)    Items(2)        Results         Reported(1)    Items(3)         Results
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                 $4,477,291    $        -      $4,477,291       $8,013,053    $        -       $ 8,013,053
Cost of products sold                      2,872,836      (142,404)(a)   2,730,432        4,311,808             -         4,311,808
                                          ----------    ----------      ----------       ----------    ----------       -----------
Gross margin                               1,604,455       142,404       1,746,859        3,701,245             -         3,701,245

Operating expenses:
     Research, development and engineering   920,618       (13,916)(b)     906,702          991,873             -           991,873
     Marketing and selling                   325,189             -         325,189          394,376             -           394,376
     General and administrative              300,676             -         300,676          357,245             -           357,245
     Restructuring, asset impairments and
       other charges                         371,754      (371,754)(c)           -          167,459      (167,459) (e)            -
     Litigation settlements, net                   -             -               -           26,627             -            26,627
                                          ----------    ----------      ----------       ----------    ----------       -----------
Income/(loss) from operations               (313,782)      528,074         214,292        1,763,665       167,459         1,931,124

Interest expense                              46,875             -          46,875           52,877             -            52,877
Interest income                              149,101             -         149,101          118,462             -           118,462
                                          ----------    ----------      ----------       ----------    ----------       -----------
Income/(loss) before income taxes           (211,556)      528,074         316,518        1,829,250       167,459         1,996,709

Provision for/(benefit from) income taxes    (62,409)      155,782 (d)      93,373          477,947        49,400  (f)      527,347
                                          ----------    ----------      ----------       ----------    ----------       -----------

Net income/(loss)                         $ (149,147)   $  372,292      $  223,145       $1,351,303    $  118,059       $ 1,469,362
                                          ----------    ----------      ----------       ----------    ----------       -----------

Earnings/(loss) per share:
     Basic                                $    (0.09)   $     0.22      $     0.13       $     0.80    $     0.07       $      0.87
     Diluted                              $    (0.09)   $     0.22      $     0.13       $     0.78    $     0.07       $      0.85

Weighted average number of shares:
     Basic                                 1,659,557     1,659,557       1,659,557        1,688,121     1,688,121         1,688,121
     Diluted                               1,659,557     1,691,644       1,691,644        1,721,645     1,721,645         1,721,645
-----------------------------------------------------------------------------------------------------------------------------------

(1) Reported results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Special items for the fiscal year ended October 26, 2003 consisted of the following:

      a) Charges to cost of products sold for inventory write-offs as a result of the implementation of the global spares distribution system and refocused product efforts, which included the Etec mask pattern products.

      b) Charges to research, development and engineering expense for laboratory tool write-offs resulting from refocused product efforts associated with realignment activities.

      c) Restructuring, asset impairments and other charges resulting from employee-related costs, the consolidation of facilities and impairment of certain assets associated with realignment activities.

      d)    The tax effect of special items.

(3) Special items for the fiscal year ended October 31, 2004, all of which occurred in the first fiscal quarter of 2004, consisted of the following:

      e) Restructuring, asset impairments and other charges resulting primarily from the consolidation of facilities associated with realignment activities.

      f)    The tax effect of special items.